Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acceleron Pharma Inc. 2013 Equity Incentive Plan of our reports dated February 25, 2021, with respect to the consolidated financial statements of Acceleron Pharma Inc. and the effectiveness of internal control over financial reporting of Acceleron Pharma Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2021